Hillman Announces Launch to Refinance Existing Debt, Reports Preliminary Q2 2026 Results, Reiterates Full Year 2026 Financial Guidance

Seeks to extend maturities with new $735 million Term Loan B and $375 million ABL

Reports Preliminary Q2 2026 Net Sales of between $440 million - $444 million; an increase of 9% to 10%

Sets Earnings Results Presentation Date for August 4, 2026

CINCINNATI, Ohio – July 13, 2026 – Hillman Solutions Corp. (Nasdaq: HLMN) (the "Company" or "Hillman"), a leading provider of hardware products and merchandising solutions, reported preliminary financial results for the thirteen weeks ended June 27, 2026 and announced that it has launched a refinancing of its existing Term Loan B and asset based revolving credit facility (the "Transaction").

Preliminary Q2 2026 Financial Results
In connection with the Transaction, the Company is providing the following preliminary, unaudited estimates of certain financial results for its second quarter of 2026 which consists of the thirteen weeks ended June 27, 2026.

For Q2 2026, Hillman currently estimates:

•Net sales between $440 million and $444 million, an increase of between 9% and 10% over the year-ago quarter

•Operating income between $40 million and $42 million, an increase of between 10% and 16% over the year-ago quarter

•Adjusted EBITDA1 between $76 million and $78 million, an increase of between 1% and 4% over the year-ago quarter
1.Denotes Non-GAAP metric. For additional information, including our definitions, use of, and reconciliations of these metrics to the most directly comparable financial measures under GAAP, please see the reconciliations toward the end of the press release.

Full Year 2026 Guidance – Reiterated
Based on year-to-date performance and its expectations for the remainder of the year, management reiterated its guidance most recently provided on April 27, 2026.

Reiterated FY 2026 Guidance
Net Sales	$1.630 to $1.730 billion
Adjusted EBITDA[1]	$275 to $285 million
Free Cash Flow[1]	$100 to $120 million
1.Denotes Non-GAAP metric. For additional information, including our definitions, use of, and reconciliations of these metrics to the most directly comparable financial measures under GAAP, please see the reconciliations toward the end of the press release.

Debt Refinancing
The proposed refinancing is expected to consist of the following:

•$735 million senior secured Term Loan B (the "New Term Loan"), maturing 2033

•$375 million senior secured asset-based revolving credit facility (the "New ABL Facility”), maturing 2031

The net proceeds of the Transaction are expected to be used to refinance the Company's existing Term Loan B due 2028, pay down the existing ABL facility due 2027, as well as related fees and expenses, and for general corporate purposes.

The New Term Loan B is being arranged by a Jefferies-led arranger group, while the New ABL is being arranged by a U.S. Bank-led arranger group.

There can be no assurance that the Transaction will be consummated on the terms described above, or at all.

Second Quarter 2026 Results Presentation
Hillman plans to host a conference call to discuss its results for the thirteen and twenty-six weeks ended June 27, 2026 on Tuesday, August 4, 2026 at 8:30 a.m. Eastern Time. Hillman plans to issue its earnings release after market close on Monday, August 3, 2026.

President and Chief Executive Officer Jon Michael Adinolfi and Chief Financial Officer Rocky Kraft will host the results presentation.

Results Presentation Details:
Date: Tuesday, August 4, 2026
Time: 8:30 a.m. Eastern Time
Listen-Only Webcast: https://edge.media-server.com/mmc/p/8mb5xri2

Sell-side analysts wishing to participate in the call’s live question and answer session must register by clicking here: https://register-conf.media-server.com/register/BIaca5d531cce346b087362f06f7651fdd

A webcast replay will be available shortly after the conclusion of the presentation using the Listen-Only Webcast link above.

Hillman’s earnings release and quarterly results presentation are expected to be filed with the SEC and posted to its website, https://ir.hillmangroup.com, before the results presentation begins.

Presentation of Preliminary Second Quarter 2026 Results
The preliminary financial results presented above are unaudited and preliminary estimates that have been prepared by management in good faith on a consistent basis with prior periods. However, Hillman has not completed its financial closing procedures for the thirteen weeks ended June 27, 2026, and actual results are subject to adjustment and may differ from these preliminary estimates, and such differences could be material. Among the factors that could cause or contribute to material differences between the Company’s actual results and expectations indicated by the forward-looking statements are risks and uncertainties that include, but are not limited to: changes to the Company’s financial results for the thirteen weeks ended June 27, 2026 due to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time that the Company’s financial statements for the period are finalized and publicly released and other risks and uncertainties described below and in the Company’s filings with the Securities and Exchange Commission. In addition, Deloitte & Touche LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to these preliminary financial results and does not express an opinion or any other form of assurance with respect to these preliminary financial results or their achievability. Hillman undertakes no obligation to update or supplement the information provided above until the Company releases its financial statements for the thirteen weeks ended June 27, 2026.

Presentation of Non-GAAP Financial Measures
In addition to the preliminary results presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company has also presented a non-GAAP financial measure — Adjusted EBITDA— which presents results on a basis adjusted for certain items. Adjusted EBITDA is a non-GAAP financial measure and is the primary basis used to measure the operational strength and performance of our businesses as well as to assist in the evaluation of underlying trends in our businesses. This measure eliminates the significant level of noncash depreciation and amortization expense that results from the capital-intensive nature of our businesses and from intangible assets recognized in business combinations. It is also unaffected by our capital and tax structures, as our management excludes these results when evaluating our operating performance. Our management and Board of Directors use this financial measure to evaluate our consolidated operating performance and the operating performance of our operating segments and to allocate resources and capital to our operating segments. Additionally, we believe that Adjusted EBITDA is useful to investors because it is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure of Adjusted EBITDA may not be directly comparable to similar measures used by other companies. Adjusted EBITDA is reconciled from operating income under GAAP below.

The Company is not able to provide a reconciliation of preliminary Adjusted EBITDA to preliminary net income (the closest comparable financial measure presented in accordance with GAAP) without unreasonable effort or expense. Preliminary net income cannot be reasonably estimated due to timing for completing our quarterly financial closing procedures, including with respect to the accounting for income taxes and certain subsequent events.

Reconciliation of Preliminary Operating Income to Preliminary Adjusted EBITDA
The following table presents a reconciliation of operating income (see explanation above as to why we cannot reconcile to net income), the most directly comparable available financial measure under GAAP, to the top and bottom ends of our Adjusted EBITDA range for the thirteen weeks ended June 27, 2026:

	Thirteen Weeks Ended June 27, 2026
(dollars in millions)	Bottom of Range	Top of Range
Income from operations	$40	$42

Depreciation and amortization	37	38
Stock compensation expense	3	4
Restructuring and other(1)	—	(1)
Transaction and integration expense (2)	(4)	(5)
Change in fair value of contingent consideration	—	—
Adjusted EBITDA	$76	$78
(1)Includes consulting and other costs associated with severance related to our distribution center relocations and corporate restructuring activities.
(2)Transaction and integration expense includes professional fees, gain on bargain purchase, and other costs related to acquisition activity, including the Campbell Chain and Fittings and Delaney Hardware acquisitions in 2026.

About Hillman Solutions Corp.
Founded in 1964 and headquartered in Cincinnati, Hillman is a leading provider of hardware and related products serving retail, pro distribution, and industrial MRO customers. Over the last 60-plus years, Hillman has built a legacy of service and growth by forming strategic partnerships with North America's leading home improvement, hardware, and farm and fleet retailers. Hillman differentiates itself from the competition with its dedicated field sales team of 1,200+ associates, direct-to-store distribution capabilities, and world class global sourcing and supply chain expertise. The company offers an extensive product portfolio of more than 111,000 SKUs, including fasteners (power screws, nuts, bolts), hardware (builder's hardware, door hardware, rope & chain, accessories), project gear & supplies (gloves, work gear, paint & cleaning sundries), and key and engraving services (key duplication, auto keys, and engraving). Hillman is committed to delivering exceptional customer service, innovative products, and dependable solutions to its customers and regularly earns vendor of the year recognition from top customers. For more information on Hillman, visit www.hillman.com.

Forward-Looking Statements
All statements made in this press release that are considered to be forward-looking are made in good faith by the Company and are intended to qualify for the safe harbor from liability established by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. You should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," “target”, “goal”, "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance and statements relating to the Transaction, which may not be consummated on the terms described in this press release, or at all. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) unfavorable economic conditions that may affect our and our customers’, suppliers’ and other business partners’ operations, financial condition and cash flows including spending on home renovation or construction projects, inflation, recessions, instability in the financial markets or credit markets; (2) increased supply chain costs, including tariffs, raw materials, sourcing, transportation and energy; (3) the highly competitive nature of the markets that we serve; (4) the ability to continue to innovate with new products and services; (5) seasonality; (6) large customer concentration; (7) the ability to recruit and retain qualified employees; (8) the outcome of any legal proceedings that may be instituted against the Company; (9) adverse changes in currency exchange rates; or (10) regulatory changes and potential legislation that could adversely impact financial results. The foregoing list of factors is not exclusive, and readers should also refer to those risks that are included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K filed on February 17, 2026. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements.

Except as required by applicable law, the Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements in this communication to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact
Michael Koehler
Vice President Corporate Development, Investor Relations, Treasury
513-826-5495
IR@hillmangroup.com
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